Meeting 1: A Special Meeting of Shareholders of the
Phoenix-Lazard International Equity Select Series of The
Phoenix Edge Series Fund was held on October 5, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 5, 2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Lazard
International Equity Select Series (the "Acquired Series") to the Phoenix-Aberdeen International Series (the
"Acquiring Series"), another series of The Phoenix Edge
Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 14, 2006 there were 9,697,071.64 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES
      For                Against             Abstain
    ------                ------              -----

1. Approve Agreement
 and Plan of Reorganization:

  8,577,750.841        355,849.341          752,714.072

     Of the shares outstanding 1,437,355.020 shares or 14.839%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.

Meeting 2: A Special Meeting of Shareholders of the
Phoenix-Kayne Rising Dividends Series of The Phoenix Edge
Series Fund was held on October 5, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 5, 2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Kayne Rising
Dividends Series (the "Acquired Series") to the Phoenix-
Engemann Growth and Income Series (the "Acquiring Series"), another series of The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired
Series. On the record date of August 14, 2006 there were 1,041,591.15 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES

        For              Against                Abstain
       ------            ------                 -------

1. Approve Agreement
and Plan of Reorganization:

   875,303.602        113,998.502              51,873.812

      Of the shares outstanding 170,282.170 shares or 16.354%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.

Meeting 3: A Special Meeting of Shareholders of the Phoenix
Strategic Theme Series of The Phoenix Edge Series Fund was held on October 5, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 5, 2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix Strategic Theme
Series (the "Acquired Series") to the Phoenix Mid-Cap
Growth Series (the "Acquiring Series"), another series of
The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring
Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 14, 2006 there were 4,633,736.27 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES

         For              Against              Abstain
       ------             ------               -------

1. Approve Agreement
 and Plan of Reorganization:

  4,250,554.232         130,819.794           246,579.899

     Of the shares outstanding 810,213.012 shares or 17.501%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.

Meeting 4: A Special Meeting of Shareholders of the
Phoenix-AIM Growth Series of The Phoenix Edge Series Fund was held on October 5, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 5, 2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-AIM Growth Series
(the "Acquired Series") to the Phoenix Capital Growth
Series (the "Acquiring Series"), another series of The
Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring
Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 14, 2006 there were 8,653,726.95 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES
For Against Abstain
------ ------ -------
1. Approve Agreement and Plan of Reorganization:
7,650,281.843  283,134.626  697,389.472 Of the shares
outstanding 1,404,957.551 shares or 16.243%, were voted by policyholders and contractowners. Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.



Meeting 5: A Special Meeting of Shareholders of the
Phoenix-Northern Nasdaq-100 Index (r) Series of The Phoenix
Edge Series Fund was held on October 26, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 26,
2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Northern
Nasdaq-100 Index (r) Series (the "Acquired Series") to the
Phoenix-Van Kampen Equity 500 Index Series (the "Acquiring
Series"), another series of The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 25, 2006 there were 5,043,678.983 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES

         For             Against               Abstain
       ------            ------                ------
Approve Agreement and
Plan of Reorganization:

   4,153,471.980      547,094.194             307,118.589

      Of the shares outstanding 773,359.041 shares or 15.342%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.

Meeting 6: A Special Meeting of Shareholders of the
Phoenix-Northern Dow 30 Series of The Phoenix Edge Series
Fund was held on October 26, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 26,
2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Northern Dow
30 Series (the "Acquired Series") to the Phoenix-Van Kampen
Equity 500 Index Series (the "Acquiring Series"), another series of The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired
Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired
Series. On the record date of August 25, 2006 there were 2,313,232.046 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES

        For            Against              Abstain
       ------          ------               ------

1. Approve Agreement
and Plan of Reorganization:

   2,057,350.602     137,183.290          118,652.357

     Of the shares outstanding 315,445.510 shares or 13.636%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.



Meeting 7: A Special Meeting of Shareholders of the
Phoenix-Engemann Small-Cap Growth Series of The Phoenix
Edge Series Fund was held on October 26, 2006 to approve the following matter:

1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 26,
2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Engemann
Small-Cap Growth Series (the "Acquired Series") to the
Phoenix- Alger Small-Cap Growth Series (the "Acquiring
Series"), another series of The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 25, 2006 there were 2,127,089.823 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.

NUMBER OF VOTES

      For             Against              Abstain
    ------            ------               -------

1. Approve Agreement
 and Plan of Reorganization:

  1,957,813.344     91,367.679            77,424.816

     Of the shares outstanding 315, 850.381 shares or 14.852%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.

Meeting 8: A Special Meeting of Shareholders of the
Phoenix-Kayne Small-Cap Quality Value Series of The Phoenix
Edge Series Fund was held on October 26, 2006 to approve the following matter:
1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated October 26,
2006 and the transactions it contemplates, including (a) the transfer of all the assets of the Phoenix-Kayne Small-
Cap Quality Value Series (the "Acquired Series") to the
Phoenix- Alger Small-Cap Growth Series (the "Acquiring
Series"), another series of The Phoenix Edge Series Fund in exchange solely for the shares of the Acquiring Series and the assumption by the Acquiring Series of all liabilities of the Acquired Series and (b) the distribution of the shares of the Acquiring Series so received to shareholders of the Acquired Series in complete liquidation of the Acquired Series. On the record date of August 25, 2006 there were 1,257,189.101 shares outstanding and 100% of the shares outstanding and entitled to vote were present by proxy.


NUMBER OF VOTES

      For           Against            Abstain

1. Approve Agreement
and Plan of Reorganization:

 1,171,650.806     3,920.962          80,008.709

     Of the shares outstanding 257,238.883 shares or 20.487%, were voted by policyholders and contractowners.
Since Phoenix echo votes its record date shares in the same proportion as the voted shares received from policyholders and contractowners, effectively 100% of the outstanding shares were voted.